                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [X] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
        6(e)(2))
  [_] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material Pursuant to (S) 240.14a-12

                APPLIED POWER INC. (d/b/a Actuant Corporation)
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required
  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

  [_] Fee paid previously with preliminary materials
  [_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                 APPLIED POWER INC. d/b/a ACTUANT CORPORATION
                             6100 North Baker Road
                           GLENDALE, WISCONSIN 53209
                                (414) 352-4160

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
 APPLIED POWER INC. d/b/a Actuant Corporation:

   Notice is hereby given that the Annual Meeting of Shareholders of APPLIED POWER INC. d/b/a Actuant Corporation, a Wisconsin corporation, will be held at the offices of the Company, 6100 North Baker Road, Glendale, Wisconsin, on Tuesday, January 9, 2001, at 3:00 p.m., Central Time, for the following purposes:

  1. To elect a Board of seven directors;

  2. To consider and vote upon the Actuant Corporation 2001 Stock Plan;

  3. To consider and vote upon the Actuant Corporation 2001 Outside Directors' Stock Option Plan;

  4. To approve a change in the name of the Company from Applied Power Inc. to "Actuant Corporation";

  5. To approve proposed Articles of Amendment to effect a five-for-one reverse stock split of the issued and outstanding shares of Actuant Corporation and authorize management to restate the Articles after the reverse stock split;

  6. To vote on a shareholder proposal described in the accompanying proxy statement; and

  7. To transact such other business as may properly come before the Meeting or any adjournment thereof;

all as set forth in the accompanying Proxy Statement.

   The Board of Directors has fixed the close of business on November 22, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

   Whether or not you expect to attend the Meeting, please mark, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the Meeting, whether your holdings are large or small. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted.

                                          By Order of the Board of Directors,

                                          Anthony W. Asmuth III
                                          Secretary

Milwaukee, Wisconsin
December 1, 2000

                 APPLIED POWER INC. d/b/a ACTUANT CORPORATION
                             6100 North Baker Road
                           GLENDALE, WISCONSIN 53209
                                (414) 352-4160

                                PROXY STATEMENT

                               ----------------

       This Proxy Statement and accompanying proxy were first mailed to shareholders on or about December 1, 2000

                               ----------------

   This Proxy Statement and accompanying proxy are furnished to the shareholders of Applied Power Inc. d/b/a Actuant Corporation (the "Company") in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Shareholders on Tuesday, January 9, 2001, and at any adjournment thereof. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such Meeting. The Company's Annual Report on Form 10-K for the year ended
August 31, 2000, which constitutes the 2000 Annual Report to Shareholders and accompanies this Proxy Statement, contains financial statements and certain other information concerning the Company. The Annual Report and such financial statements are neither a part of this Proxy Statement nor incorporated herein by reference.

   The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified on such proxies. A proxy may be revoked by indicating such in writing or voting at the Meeting at any time before it is exercised. In the absence of contrary direction from a shareholder, proxies will be voted FOR Proposals 1-5 and AGAINST Proposal No.
6. The cost of soliciting proxies, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for an approximate $8,000 fee plus disbursements. In addition, officers and employees of the Company may solicit the return of proxies from certain shareholders by telephone. Such officers and employees will receive no compensation therefor in addition to their regular compensation. Shares held for the accounts of participants in the Company's 401(k) Savings Plan ("Savings Plan") will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of such plans.

   A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter at the Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes and will not constitute a vote for or against the other proposals. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors. For proposals 2, 3, and 6 (adoption of Actuant Corporation 2001 Stock Plan, Actuant Corporation 2001 Outside Directors' Stock Option Plan, and a Shareholder Proposal) in this Proxy Statement, the affirmative vote of holders of a majority of the shares cast at the Annual Meeting, in person or by proxy, will be required for the approval of the proposal, provided the total vote cast for the proposal represents a majority of the shares entitled to vote. For Proposals 4 and 5 (Name Change and Authorizing Reverse Stock Split) the affirmative vote of two-thirds of all outstanding shares is required.

   On November 22, 2000, the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders, the Company's outstanding capital stock consisted solely of 39,642,501 shares of Class A Common Stock. Each share of common stock outstanding on the record date is entitled to one vote on all matters submitted at the Meeting.

                           CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of October 31, 2000 unless otherwise indicated, certain information with respect to the beneficial ownership of common stock by each executive officer of the Company named in the Summary Compensation Table below and by the Company's executive officers and directors as a group. Briefly stated, shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. The option numbers reported below have been adjusted as a result of the spin-off of APW Ltd. on July 31, 2000. To the knowledge of the Company, no one is the beneficial owner of more than 5% of the common stock.

                                                 Amount and Nature of   Percent
      Beneficial Owner                          Beneficial Ownership(1) of Class
      ----------------                          ----------------------- --------
      Robert C. Arzbaecher, President and
       Chief Executive Officer and Director...         1,399,063(2)        3.4%
      Gustav H.P. Boel, Director..............             8,280             *
      Bruce S. Chelberg, Director.............            30,000             *
      H. Richard Crowther, Director...........           185,000(3)          *
      Joseph Kampschroer, Vice President of
       GB.....................................           229,989(4)          *
      Richard A. Kashnow, Director............           234,000(5)          *
      Arthur Kerk, Vice President of
       Engineered Solutions--Europe & Asia....           110,163(6)          *
      Andrew G. Lampereur, Vice President--
       Chief Financial Officer................           375,450(7)          *
      Jerry Peiffer, Vice President of
       Engineered Solutions--America..........           121,773(8)          *
      Richard G. Sim, Chairman of the Board
       and Director...........................           684,624(9)        1.7%
      William P. Sovey, Director..............               -0-             *
      All Directors and Executive Officers (18
       persons)...............................         4,143,310(10)      10.0%

--------
  *Less than 1%

(1) Unless otherwise noted, the specified person has sole voting power and/or dispositive power over the shares shown as beneficially owned.
(2) Includes 3,000 shares held by spouse, 2,750 shares held by a daughter through a custodian, 4,369 shares held in the Savings Plan and 4,000 shares held in an individual IRA account. Also includes 952,900 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.
(3) Includes 3,000 shares held by a family trust. Excludes phantom stock units held in Applied Power Inc.'s Outside Directors' Deferred Compensation Plan. The phantom stock units are settled in cash generally following the director's termination of service. Also includes 182,000 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.

(4) Includes 2,932 shares held in the Savings Plan and 176,150 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.
(5) Includes 234,000 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000. Excludes phantom stock units held in Applied Power Inc.'s Outside Directors' Deferred Compensation Plan. The phantom stock units are settled in cash generally following the director's termination of service.
(6) Includes 58,500 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.
(7) Includes 4,193 shares held in the Savings Plan and 220,350 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.
(8) Includes 216 shares held in the Savings Plan and 45,500 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.

(9) Includes 18,710 shares held by custodian for minor children. Excludes deferred shares received upon exercise of options pursuant to the Stock Option Plan deferral program which has been assumed by APW Ltd. in connection with the spin-off and options which have been assumed by APW Ltd.

(10) Includes 3,000 shares held by a family trust, 4,000 shares held in an individual IRA account, 3,000 shares held by a spouse, 21,460 shares held by custodians for minor children, 16,045 shares held in the Savings Plan, 218,552 shares held by certain trusts with respect to which officers have voting and dispositive power and 1,935,450 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.

   The beneficial ownership information set forth above, and below under "Election of Directors," is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   At the Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected and qualified. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below. In the event any of the nominees should become unable to serve as a director, an eventuality which management has no reason to believe will occur, proxies may be voted for another nominee. Each person named below is presently serving as a director of the Company.

                                                             Common Stock
                                                          Beneficially Owned
                                                                  at
                                                           October 31, 2000
                                                          ---------------------
                                                 Director Number of    Percent
        Name and Principal Position          Age  Since    Shares      of Class
        ---------------------------          --- -------- ---------    --------
H. Richard Crowther (1)(3)..................  68   1995     185,000(4)     *
 Retired Vice Chairman, Illinois Tool Works
 Inc. (manufacturer of engineered components
 and systems).

Richard A. Kashnow (3)......................  58   1993     234,000(5)     *
 Executive Officer, Tyco International Ltd.,
 Retired Chairman of the Board, President
 and Chief Executive Officer, Raychem
 Corporation (manufacturer of disposable and
 specialty products, fire and safety
 services, flow control, and electrical and
 electronic components).

Richard G. Sim (2)..........................  56   1985     684,624(6)   1.7%
 Chairman of the Board, President and Chief
 Executive Officer, APW Ltd. (global
 producer of custom integrated enclosures).

Gustav H.P. Boel (2)........................  55   2000       8,280        *
 Senior Vice President of APW Ltd. (global
 producer of custom integrated enclosures).

Bruce S. Chelberg (1)(3)....................  66   2000      30,000        *
 Chairman and Chief Executive Officer of
 Whitman Corporation until November 30, 2000
 (a conglomerate whose principal operating
 company is an independent Pepsi-Cola
 bottler) since 1992.

William P. Sovey (1)(2).....................  67   2000         -0-        *
 Chairman and Chief Executive Officer of
 Newell Rubbermaid, Inc. (a multi-national
 manufacturer and marketer of branded
 consumer products).

Robert C. Arzbaecher........................  40   2000   1,399,063(7)   3.4%
 President and Chief Executive Officer of
 Applied Power Inc. (as of August 8, 2000).

--------
  *Less than 1%.

(1) Member of the Audit Committee of the board of directors.

(2) Member of the Nominating Committee of the board of directors.

(3) Member of the Compensation Committee of the board of directors.

(4) Includes 182,000 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000. Includes 3,000 shares held by a family trust and excludes phantom stock units held in Applied Power Inc.'s Outside Directors' Deferred Compensation Plan. The phantom stock units are settled in cash generally following the director's termination of service.

(5) Includes 234,000 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000. Excludes phantom stock units held in Applied Power Inc.'s Outside Directors' Deferred Compensation Plan. The phantom stock units are settled in cash generally following the director's termination of service.

(6) Includes 18,710 shares held by custodian for a minor, of which Mr. Sim disclaims beneficial ownership.

(7) Includes 3,000 shares held by spouse, 2,750 shares held by a daughter through a custodian, 4,369 shares held in the Savings Plan and 4,000 shares held in an individual IRA account. Also includes 952,900 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2000.

   All of the directors have held the positions with the Company or other organizations shown in the above table during the past five or more years, except that (i) Richard A. Kashnow was President of Schuller International Group, Inc. from May 1991 through September 1995 and Chairman of the Board, President and Chief Executive Officer of Raychem Corporation until August 2000; and (ii) William P. Sovey is currently Chairman (since November 1998) and Chief Executive Officer (since November 2000) of Newell Rubbermaid Inc. and he was previously Vice Chairman and Chief Executive Officer of Newell Rubbermaid, Inc. from May 1992 until December 1997.

   H. Richard Crowther is currently a director of Illinois Tool Works Inc. Richard G. Sim is a director of APW Ltd., IPSCO Inc. and Oshkosh Truck Corporation. William P. Sovey is a director of Newell Rubbermaid, Inc. and a nominee for director of Teco Energy, Inc. and Acme Metal. Bruce S. Chelberg is a director at Whitman Corporation, First Midwest Bancorp, Inc, Northfield Laboratories, Inc. and Snap-On Tools.

             BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

   There were [six] meetings of the board of directors, [two] meetings of the Audit Committee, [two] meetings of the Compensation Committee and one meeting of the Nominating Committee during the year ended August 31, 2000. During the period in the last fiscal year in which they served, all members of the board of directors attended at least 75% of the aggregate number of meetings of the board of directors and all the committees on which they served, except Mr. Sovey missed the one board meeting held after his appointment as a director.

Committees

   The Compensation Committee of the board of directors determines the compensation of the Company's executive officers, awards bonuses to such key management personnel as the Committee selects and administers the Company's stock incentive plan.

   The Nominating Committee of the board of directors seeks qualified persons for the position of director to recommend to the entire board of directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions of candidates to be considered by the Nominating Committee, accompanied by biographical material, may be sent to the Secretary of the Company at its corporate office.

   The Audit Committee of the board of directors: (i) reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants; (ii) reviews with the independent accountants, and with the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls; and (iii) reviews with the independent accountants their reports on the Company's financial statements and recommendations they make for improvements in the Company's internal controls and the implementation of such recommendations.

Director Compensation

   For fiscal year 2000, directors who were not employees of the Company were paid an annual retainer of $19,000 for serving on the board of directors and an attendance fee of $1,000 for each board of directors meeting and committee meeting attended and received a grant of 39,000 options for shares (the number of options has been adjusted under the terms of the Stock Option Plan for the spin-off of APW Ltd.). Directors who are employees of the Company do not receive separate remuneration in connection with their service on the board or board committees.

   The board of directors previously adopted the Outside Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each non-employee director may elect to defer all or a specified portion of his annual retainer and attendance fees for future payment on a date specified by the participant or upon termination of the participant's service as a director. A participating non-employee director's deferred compensation is credited to an account, the value of which is based upon phantom investments in common stock. Distributions from the Deferred Compensation Plan are made only in cash.

   If approved at the Meeting, each non-employee director will receive an option grant each year to purchase shares of common stock under the 2001 Outside Directors' Stock Option Plan (the "2001 Plan"). The 2001 Plan is intended to promote the growth and development of the Company by providing incentives for non-employee directors of the Company through the grant to such directors of nonqualified stock options to acquire shares of common stock. The amount and timing of options to be granted are set forth under the terms of the 2001 Plan. The exercise price at which shares may be purchased under each option is equal to the fair market value of the shares on the date of grant. Options are not exercisable until 11 months after the date of grant and then become fully exercisable, in whole or in part, at any time prior to their expiration or termination. Unless earlier exercised or terminated, the expiration date of each option granted under the 2001 Plan is ten years and one day after the date of grant. Each non-employee director serving in January 2000 was granted options for 39,000 shares of common stock under the 1989 Outside Directors' Stock Option Plan at an exercise price of $2.60 per share, as adjusted for the spin-off of APW Ltd.

Report of the Audit Committee

   The Audit Committee of the board of directors oversees and monitors the participation of the Company's management and independent accountants throughout the financial reporting process. No member of the Committee is employed or has any other material relationship with the Company.

   In connection with its function to oversee and monitor the financial reporting process of the Company, the Committee has done, among other things, the following:

  . reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2000 with the Company's management;

  . discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, those matters required to be discussed by SAS 61
    (Codification of Statements on Auditing Standards, AU 380); and

  . received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No.1 and has discussed with PricewaterhouseCoopers LLP its independence.

   Based upon the foregoing, the Committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended August 31, 2000.

   The Audit Committee has adopted a written charter to govern its operations. The Audit Committee Charter is attached hereto as Exhibit A. The Audit Committee is comprised of independent directors as defined and required by Sections 303.01(B) and 303.02(D) of the New York Stock Exchange listing standards.

                                          H. Richard Crowther (Chairman)
                                             Bruce S. Chelberg
                                             William P. Sovey

                            EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   Development of Compensation Approach and Objectives. The Compensation Committee of the board of directors is responsible for establishing all of the policies under which compensation is paid or awarded to the Company's executive officers, and also determines the amount of such compensation. No member of the Committee is employed by the Company. The Committee's objective has been to develop a total compensation program that is competitive in the marketplace and provides significant incentive to increase shareholder value. Each year the Committee has reviewed its executive compensation policies relative to market competitiveness, and then determined what changes in the compensation program, if any, are appropriate for the following year. Compensation of the Company's executive officers currently consists of three key components--salary, bonus and stock options.

   As in past years, for fiscal 2000 the Committee retained an independent outside consultant who provided data regarding the compensation practices of U.S. manufacturing companies. Competitive pay standards were derived from the results of several compensation surveys, including comparisons with several hundred manufacturing companies. This data, along with management's recommendations for particular executive officer compensation and information regarding an executive's experience, expertise and demonstrated performance, were reviewed by the Committee in connection with setting fiscal 2000 salaries. The total value of each executive's pay package was intended to equal the competitive median for like positions in companies of similar size and type, but consistent with the Committee's prior practices, the mix of compensation was somewhat atypical. For instance, cash compensation was set at a lower level than the median; in general, salary standards were targeted at approximately 95% of the market median and target bonuses were set at approximately 70% of the market median. Stock incentives, on the other hand, were generally set above the median for other companies in order to bring the total compensation opportunity to a level competitive with others in the marketplace. This general approach to compensation mix, though varied in certain circumstances when the Committee in its discretion concluded it was appropriate to do so, was designed to encourage the executive's continued focus on building shareholder value.

   As an added benefit to the Company's key management personnel, during fiscal 1997 the Compensation Committee implemented an Executive Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan allows certain highly compensated employees (including executive officers) to defer payment of a portion of their salary and bonus each year, generally until a date specified by the participant or termination of employment. Amounts deferred pursuant to the Deferred Plan are deemed to accrue interest at an annual rate equal to (a) the simple average of the annual rate paid by ten-year U.S. Treasury notes during September preceding each plan year with respect to which compensation has been deferred, plus (b) 1.50%. Three named executive officers made salary and bonus deferrals under the Deferred Plan in fiscal 2000. During fiscal year 2000, two executives of the Company, Mr. Arzbaecher and Mr. Lampereur, made deferrals under the Deferred Plan and then elected to receive the entire amount previously deferred. In connection with the spin-off of APW Ltd., APW Ltd. assumed the outstanding obligations under the Deferred Plan because the only participants were employees of APW Ltd. As such, the Deferred Plan no longer has any participants who remained employed by the Company.

   Stock Incentive Component. To emphasize the Committee's belief that stock ownership by the Company's executive officers directly focuses those executives on increasing shareholder value, officer stock ownership guidelines have been adopted. In general, it is the Company's policy that executive officers should hold stock or options equal to three times their base salary (recognizing that newer officers may need two or more years to build their ownership up to that level). In general, at least one-third of such ownership should be otherwise than through unvested employee stock options. To assist executives in acquiring Company stock, the guidelines include a guarantee program, whereby the Company guarantees loans and provides favorable interest financing to such executives. To date, guarantees by the Company have been made to all executive officers, totaling approximately $3.9 million in the aggregate, all of which was used to purchase 997,000 shares of Company common stock.

   Stock options are granted annually to executive officers. Options may also be granted to other key employees whose present and future contributions are especially important to the Company. All option grants are priced at 100% of market value as of the date of grant. Unless earlier terminated, options expire ten years from the date of grant and generally become exercisable as to half of the shares granted two years after the date of grant and fully exercisable five years after the date of grant.

   In valuing grants, the Committee values stock option grants at 50% of the exercise price. This valuation method is recommended by the Committee's independent consultant because it reflects the average discounted value of the actual gains produced by options granted by U.S. industrial firms over the past several decades. The Committee has favored the simplicity of this 50% estimate and believes it to be as good a predictor of the actual gains and costs of an option grant as other methods.

   The Company's stock option plans permit optionees who earn more than $100,000 per year to elect to defer receipt of option shares upon exercise of an option and payment of the applicable exercise price, thereby allowing such optionees an opportunity to defer the taxable income attributable to the option exercise if they so choose. Throughout the deferral period, the deferred shares are credited with "deemed dividends" at the same rate as dividends paid on common stock. At the end of the deferral period, such accumulated cash dividend equivalent amounts are converted into shares of common stock and distributed to the optionee with the shares of common stock issued to settle the optionee's deferred share account. During 2000, two executive officers who are now employed by APW Ltd. deferred receipt of option shares under this program and the obligation was assumed by APW Ltd. in the spin-off.

   In August 2000, the Company also adopted the Actuant Corporation Executive Stock Purchase Plan. The purpose of this was to facilitate the purchase of Company common stock by executive officers in order to more closely align the executive's financial rewards with the financial rewards realized by Company shareholders, increase the executive's motivation to manage the Company as owners and to increase the ownership of common stock among executives. The Compensation Committee designates the amount that can be borrowed and selects employees eligible to participate in the program. In connection with this plan, the Company will guarantee an individual's loan and agrees that the Company will be responsible for interest expense incurred by the executive in excess of four percent (4%) per year. The Company also agreed to be responsible for 50% of any loss incurred on shares purchased under this program so long as the participant remains employed by the Company until July 31, 2004. If the participant terminates employment before July 31, 2004 or sells the shares purchased under this program prior to July 31, 2004, the officer shall be responsible for any loss on the sale.

   Key Measurement Criteria for Bonuses. Bonus payments are made to each executive officer based upon the degree of achievement of the year's financial objectives. An executive may receive more, or less, than the target bonus based on actual business results.

   Each executive responsible for a business unit (or multiple business units) is measured principally by the performance of that unit (or those units). The measuring index utilized is "Combined Management Measure" ("CMM"), which is unit operating profit before amortization less a charge based upon the net assets employed by the unit. For all business unit executives, bonuses for the fiscal year ended August 31, 2000 ranged from 18% to 140% of their target bonuses.

   Company executives not in charge of business units receive bonus payments based upon the performance of the Company as a whole. For fiscal 2000, 100% was based on the Company's year over year performance in CMM. For the fiscal year ended August 31, 2000, bonuses for this group equaled 70% of the executives' targeted bonuses.

   Chief Executive Officer Compensation. In fiscal 2000, the Committee continued the same pay level for Mr. Sim, the Chief Executive Officer until July 31, 2000 when he became employed by APW Ltd. As part of the spin-off of APW Ltd. by the Company, Mr. Sim became Chairman and Chief Executive Officer of APW Ltd. and his options, deferred compensation and other compensation arrangements were assumed by APW Ltd. In

August 2000, the Compensation Committee also established a new salary for Mr. Arzbaecher as the Chief Executive Officer at $360,000 and established targeted six month bonus amounts of $110,000 for Mr. Arzbaecher in fiscal 2000. In August 2000, the Compensation Committee granted the Chief Executive Officer an option for 125,000 shares. The board also granted an award of 295,000 shares to Mr. Arzbaecher conditioned upon receipt of shareholder approval for the new Actuant Corporation 2001 Stock Plan.

   Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's federal income tax deduction to $1,000,000 per year for compensation paid to its chief executive officer or any of the other executive officers named in the summary compensation table of this Proxy Statement. Performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of
Section 162(m) are satisfied. The Company believes that its stock plans comply with the final Section 162(m) regulations adopted by the Internal Revenue Service. In order to preserve the deductibility of performance-based compensation, the Company will generally seek to comply with Section 162(m) of the Code to the extent such compliance is practicable and in the best interests of the Company and its shareholders.

                                          Richard A. Kashnow (Chairman)
                                           H. Richard Crowther
                                            Bruce S. Chelberg

Summary Compensation Table

   The following table sets forth compensation awarded to, earned by or paid to the Company's former and present Chief Executive Officer, each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 for services rendered to the Company and its subsidiaries ("named executive officers") and two former highly compensated executive officers. Also included in the table is comparable compensation information for those individuals for fiscal years 1999 and 1998.

                                                                     Long-Term
                                                                    Compensation
                               Annual Compensation ($)                 Awards
                         ------------------------------------------ ------------
                                                                     Securities
                                                                     Underlying
   Name and Principal                                Other Annual     Options/       All Other
        Position         Year Salary      Bonus     Compensation(1) SARs (#)(2)  Compensation($)(3)
   ------------------    ---- -------    -------    --------------- ------------ ------------------
Richard G. Sim
 Former Chairman,
  President and
  Chief Executive
  Officer until
  August 8, 2000(4)      2000 662,689(4) 750,000(4)        -0-       1,950,002         64,957
 Chairman, President and
  Chief
  Executive Officer      1999 662,977    120,000           -0-       1,300,000         18,640
 Chairman, President and
  Chief
  Executive Officer      1998 491,724    611,250           -0-         650,000         17,840

Robert C. Arzbaecher
 President and Chief
  Executive Officer
  after August 8,
  2000(5)                2000 279,994    242,940        12,181         420,000         16,944
 Vice President and
  Chief
  Financial Officer(6)   1999 263,073(7)  30,000(7)      7,498         390,000         11,761
 Vice President and
  Chief
  Financial Officer      1998 189,231(7) 163,000(7)      3,787          13,200         10,961

Andrew G. Lampereur
 Vice President and
  Chief Financial
  Officer after August
  8, 2000                2000 148,077     84,715(9)      7,664         132,000         19,708
                         1999 146,346     55,031(9)      2,912          52,000         13,711
                         1998 122,692(9)  50,148           443          32,500         10,085

                                                                       Long-Term
                                                                      Compensation
                               Annual Compensation ($)                   Awards
                         -------------------------------------------- ------------
                                                                       Securities
                                                                       Underlying
   Name and Principal                                  Other Annual     Options/       All Other
        Position         Year Salary       Bonus      Compensation(1) SARs (#)(2)  Compensation($)(3)
   ------------------    ---- -------     -------     --------------- ------------ ------------------
Joseph Kampschroer
 Vice President, GB
  after August 8,
  2000(10)               2000 152,121      33,424            -0-          75,000         13,020
                         1999 125,923      45,056            -0-          39,000         12,062
                         1998 122,615      27,573            -0-          26,000         10,157

Jerry Peiffer
 Vice President,
  Engineered Solutions--
  Americas(11)
  after August 8, 2000   2000 149,848      96,362            -0-          75,000         23,523
                         1999 130,000      69,387            -0-          65,000         17,773
                         1998 100,650      43,576            -0-          26,000          9,150

William J. Albrecht
 Senior Vice President,
  Electronics
  until August 8,
  2000(12)               2000 313,848(12) 190,800(12)      9,303         650,001         22,210
 Senior Vice President,
  Electronics            1999 290,964      75,600          5,796       1,170,000         17,720
 Senior Vice President,
  Engineered Solutions   1998 227,692     229,200(12)        -0-         192,400         16,920

Gustav H.P. Boel
 Senior Vice President,
  APW Ltd.
  until August 8,
  2000(13)               2000 287,580(13) 173,700(13)      4,297         650,001         25,943
 Senior Vice President,
  Industrial             1999 243,078     155,000            -0-         832,000         20,581
 Vice President,
  President of Enerpac   1998 191,442     180,000            -0-         171,600         19,781

Arthur Kerk
 Vice President,
  Engineered Solutions--
  Europe and Asia after
  August 8, 2000(14)     2000 111,741      57,094            -0-          75,000         70,716
                         1999 120,300      42,100            -0-          78,000         20,740
                         1998 114,000      34,200            -0-          39,000         16,055

--------
(1) Consists entirely of interest paid pursuant to the Deferred Plan.
(2) Consists entirely of stock options, adjusted in an amount as required under the stock option plan for the spin-off of APW Ltd.
(3) The 2000 amounts represent (a) the Company's Savings Plan matching contributions as follows: Mr. Sim-- $2,625, Mr. Arzbaecher--$2,625, Mr. Lampereur--$2,625, Mr. Kampschroer--$2,625, Mr. Peiffer-- $2,625, Mr. Albrecht--$2,625, Mr. Boel--$2,625 and Mr. Kerk--$0; (b) the Company's Saving Plan core contributions as follows: Mr. Sim--$4,800, Mr. Arzbaecher--$4,800, Mr. Lampereur--$4,800, Mr. Kampschroer--$4,800, Mr. Peiffer--$4,800, Mr. Albrecht--$4,800, Mr. Boel--$4,800 and Mr. Kerk--$0;
    (c) premiums paid by the Company for split-dollar life insurance as follows: Mr. Sim--$11,215, Mr. Arzbaecher--$4,337; Mr. Albrecht--$10,295, Mr. Boel--$13,156 and Mr. Kerk--$16; (d) auto payments as follows: Mr. Sim--$13,243, Mr. Arzbaecher--$4,896, Mr. Lampereur--$12,229,
    Mr.Kampschroer--$5,505, Mr. Peiffer--$15,960, Mr. Albrecht--$4,490, Mr. Boel--$5,176 and Mr. Kerk--$70,700 (approximate value of purchased car);
    (e) loan assistance to Mr. Sim in the principal amount of approximately $2.5 million in connection with a residence which generated imputed interest of $33,074; and (f) imputed income in connection with loan to purchase company stock: Mr. Arzbaecher--$286, Mr. Lampereur--$54, Mr. Kampschroer--$90, Mr. Peiffer--$138 and Mr. Boel--$186.
(4) Effective August 9, 2000, Mr. Sim who was appointed Chairman, President and Chief Executive Officer of APW Ltd., terminated his positions as President and Chief Executive Officer of Applied Power Inc. Mr. Sim continues to serve as a Director and Chairman of the Board for Applied Power Inc. The salary and bonus amount only includes amounts received while employed at the Company.

(5) Effective August 9, 2000, Mr. Arzbaecher was promoted to President and Chief Executive Officer. Mr. Arzbaecher was Senior Vice President of Applied Power Inc. from 1998 to August 8, 2000. Prior to that, Mr. Arzbaecher served as Vice President and Chief Financial Officer of Applied Power Inc. since 1994.
(6) Effective November 3, 1998, Mr. Arzbaecher was promoted to Senior Vice President and Chief Financial Officer.
(7) Fiscal 1999 amount includes $26,307 of salary and $7,500 of bonus, payment of which has been deferred pursuant to the Deferred Plan and paid in fiscal 2000. Fiscal 1998 includes $18,923 of salary and $40,750 of bonus, payment of which has been deferred pursuant to the Deferred Plan and paid in fiscal 2000.
(8) Effective August 9, 2000, Mr. Lampereur was promoted to the office of Vice President and Chief Financial Officer. Prior to that date, he served as the business development and special projects leader for Applied Power Inc. In 1998, he served as Vice President--General Manager of GB. Mr. Lampereur joined Applied Power Inc. in 1993 as Corporate Controller, a position he held until 1995, when he was appointed Vice President of Finance for GB.
(9) Fiscal 2000 amount includes $62,625 in bonus amounts originally deferred pursuant to the Deferred Plan which was paid in fiscal 2000. Amounts for fiscal 1999 include $55,031 of bonus payments which have been deferred pursuant to the Deferred Plan and which was paid in fiscal 2000. Amounts for fiscal 1998 include $45,000 of salary, payment of which was deferred pursuant to the Deferred Plan and was paid in fiscal 2000.
(10) Effective August 9, 2000, Mr. Kampschroer was promoted to the office of Vice President, GB. Mr. Kampschroer joined GB in 1982 prior to its acquisition by Applied Power Inc., and he has been involved in the development and growth of its retail channel. Mr. Kampschroer resigned in November 2000.
(11) Effective August 9, 2000, Mr. Peiffer was promoted to the office of Vice President, Engineered Solutions--Americas. Mr. Peiffer joined Applied Power Inc.'s Industrial Business in 1997 when Applied Power Inc. acquired Versa Technologies, Inc.
(12) Effective July 31, 2000, Mr. Albrecht resigned and is now employed by APW Ltd. The fiscal 2000 salary and bonus amount only includes amounts received while employed at the Company. Fiscal 1998 includes $114,708 of bonus, payment of which has been deferred pursuant to the Deferred Plan.
(13) Effective July 31, 2000, Mr. Boel resigned his Senior Vice President position and is now employed by APW Ltd. The fiscal 2000 salary and bonus amount only includes amounts received while employed at the Company.
(14) Effective August 9, 2000, Mr. Kerk was promoted to the office of Vice President, Engineered Solutions-Europe and Asia. Mr. Kerk joined Applied Power Inc.'s Industrial Business in 1995 as Commercial Director of Power-Packer Europe. A resident of the Netherlands, he was promoted to Managing Director of Power-Packer Europe in 1996, and subsequently was appointed as Leader of Engineered Solutions--Europe in 1997.

Option/SAR Grants in Last Fiscal Year

   The following table sets forth information concerning stock option grants during the last fiscal year to the named executive officers, as adjusted by the spin-off of APW Ltd. No stock appreciation rights ("SARs") were granted in fiscal 2000.

                                                                                     Potential
                                                                                Realizable Value at
                                                                                      Assumed
                                                                                  Annual Rates of
                                                                                    Stock Price
                                                                                 Appreciation for
                                          Individual Grants                       Option Term (3)
                         ------------------------------------------------------ -------------------
                          Number of     Percent of Total
                          Securities      Options/SARs
                          Underlying       Granted to    Exercise or
                         Options/SARs     Employees in   Base Price  Expiration
Name                     Granted (#)     Fiscal Year(1)    ($/Sh)     Date(2)    5% ($)    10% ($)
----                     ------------   ---------------- ----------- ---------- --------- ---------
Richard G. Sim..........  1,950,002(4)        20.0%        2.2620     10/26/09  2,773,994 7,029,846
Robert C. Arzbaecher....    125,000            1.3%        3.7188     08/09/10    292,342   740,851
                            295,000(5)         3.0%        3.7188     08/09/10    689,926 1,748,409
Joseph Kampschroer......     75,000              *         3.7188     08/09/10    175,405   444,511
Arthur Kerk.............     75,000              *         3.7188     08/09/10    175,405   444,511
Andrew G. Lampereur.....     52,000              *         2.2620     10/26/09     73,973   187,462
                             80,000              *         3.7188     08/09/10    187,099   474,145
Jerry Peiffer...........     75,000              *         3.7188     08/09/10    175,405   444,511
William J. Albrecht.....    650,001(4)         6.7%        2.2620     10/26/09    924,665 2,343,283
Gustav H.P. Boel........    650,001(4)         6.7%        2.2620     10/26/09    924,665 2,343,283

--------
*  Less than 1%
(1) Based on stock option grants for an aggregate of 9,740,738 shares made (after the adjustment of thirteen to one required as a result of the spin-off of APW Ltd.) to all employees during the fiscal year ended August 31, 2000. This amount reflects the adjustment for the spin-off of APW Ltd. and does not consider the amount assumed by APW Ltd. in the spin-off.
(2) Unless earlier terminated, options expire ten years from the date of grant and generally become exercisable as to half of the shares granted two years after the date of grant and fully exercisable five years after the date of grant. In the event of a change in control of the Company, the Compensation Committee may either provide for equivalent substitute options to be granted to the optionees or a cash-out of the options based on the highest fair market value per share of Company common stock during the 60-day period immediately preceding the change in control. Optionees who earn more than $100,000 per year may elect to defer receipt of option shares upon exercise of an option. Throughout the deferral period, the deferred shares are credited with "deemed dividends" at the same rate as dividends paid on Company common stock. At the end of the deferral period, such accumulated cash dividend equivalent amounts are converted into shares of common stock and distributed with the shares of common stock issued to settle the optionee's deferred share account.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the common stock price.
(4) All options assumed by APW Ltd. in the spin-off and these options are not currently outstanding Company options.
(5) Conditioned upon shareholder approval of the new Actuant Corporation 2001 Stock Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

   The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 2000 and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding.

                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised             In-the-Money
                                                        Options/SARs at               Options/SARs at
                                                      Fiscal Year-End (#)          Fiscal Year-End($)(2)
                                                  ----------------------------- ------------------------------
                            Shares       Value
                         Acquired on    Realized
Name                      Exercise (#)    ($)     Exercisable  Unexercisable(1) Exercisable   Unexercisable(1)
----                     ------------- ---------- -----------  ---------------- -----------   ----------------
Richard G. Sim..........    424,062    12,921,265       -0-(3)          -0-(3)         -0-(3)          -0-(3)

Robert C. Arzbaecher....    221,000       641,472   757,900       1,014,100      2,815,851       2,243,412

Joseph Kampschroer......     52,000       124,129   156,650         151,050        601,421         319,281

Arthur Kerk.............     39,000        65,887    19,500         202,400         48,844         465,865

Andrew G. Lampereur.....        -0-           -0-   194,350         230,150        732,210         530,006

Jerry Peiffer...........        -0-           -0-    13,000         153,000         32,562         306,309

William J. Albrecht.....        -0-           -0-       -0-(3)          -0-(3)         -0-(3)          -0-(3)

Gustav H.P. Boel........        -0-           -0-       -0-(3)          -0-(3)         -0-(3)          -0-(3)

--------
(1) Represents unvested options at the end of fiscal 2000.
(2) Based upon the closing price of $4.9375 of the common stock on the New York Stock Exchange, Composite Tape on August 31, 2000, as reported in the Wall Street Journal.
(3) Messrs. Sim, Albrecht and Boel are currently employed by APW Ltd. and Company options were assumed by APW Ltd. in the spin-off and accordingly no amount is shown.

Employment Agreement and Change In Control Arrangements

   Certain of the Company's stock option plans contain provisions that would be triggered by a change in control of the Company. The 1996 Stock Option Plan permits the Compensation Committee to either provide for equivalent substitute options to be granted to the optionees upon a change in control or the cash-out of options previously granted under such plan based on the highest fair market value per share of Company common stock during the 60-day period immediately preceding the change in control. The 1990 Stock Option Plan provides for acceleration of vesting in the event of a change in control. Finally, the stock option deferral programs which are part of each stock option plan maintained by the Company require distribution of all deferred shares as soon as administratively practicable after the date of a change in control.

   In September 1999, the Company entered into change in control agreements with Messrs. Kobylinski, Kampschroer, Hicks, Keller, Peiffer, O'Connor and Kerk whereby upon a triggering event within 18 months of a change in control the Company shall continue to provide welfare benefits customarily received by the executive for a 12 month period after termination at no cost and shall pay a lump sum equal to 12 months of compensation based upon compensation then in existence and the bonus that would have been earned if the officer met 100% of the performance targets. A triggering event means:

  . (a) reducing the total base compensation amount paid by the Company to the executive or (b) modifying the bonus plan applicable to the Executive which results in the executive earning less than the then existing bonus plan or (c) reducing the total aggregate value of the fringe benefits received by the executive from the Company from the levels received by the executive at the time of a change in control or during the 120-day period immediately preceding the change in control; or

  . a material change in the executive's position or duties, executive's reporting responsibilities, or persons reporting to the executive from the levels existing at the time of a change in control or during the 180-day period immediately preceding the change in control; or

  . a change in the location or headquarters where the executive is expected to provide services of 40 or more miles from the previous location existing at the time of the change in control or during the 180- day period immediately preceding the change in control.

   A change in control is defined to be:

  . a sale of over 50% of the stock of the Company measured in terms of voting power, other than in a public offering or in connection with an acquisition by the Company of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or

  . the sale by the Company (but not the spin-off to shareholders) of over 50% of its business or assets in one or more transactions over a consecutive 12-month period; or

  . a merger or consolidation of the Company with or into any other corporation or corporations such that the shareholders of the Company prior to the merger or consolidation do not own at least 50% of the surviving entity measured in terms of voting power; or

  . the acquisition by any means of more than 25% of the voting power or common stock of the Company by any person or group of persons (with group defined by the definitions under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or

  . the election of directors constituting a majority of the Company's board of directors pursuant to a proxy solicitation not recommended by the Company's board of directors.

Certain Relationships and Related Transactions

   Effective July 31, 2000, the Company completed the spin-off of APW Ltd. The Company and APW Ltd. are parties to various agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies and include the following:

  . Contribution Agreement, Plan and Agreement of Reorganization and
    Distribution

  . General Assignment, Assumption and Agreement regarding Litigation,
    Claims, and other Liabilities

  . Transitional Trademark Use and License Agreement

  . Insurance Matters Agreement

  . Bill of Sale and Assumption of Liabilities

  . Employee Benefits and Compensation Agreement

  . Tax Sharing and Indemnification Agreement

  . Interim Administrative Services Agreement

  . Confidentiality and Non Disclosure Agreement

   Because these agreements were negotiated while APW Ltd. was a wholly-owned subsidiary, they are not the result of negotiations between independent parties, although the Company and APW Ltd. have set pricing terms for interim services believed to be comparable to what could be achieved through arms-length negotiations.

Performance Graph

   The following graph shows the cumulative total shareholder return on the common stock during the preceding five fiscal years as compared to the returns on the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Manufacturing Index. The graph assumes that $100 was invested on August 31, 1995 in the common stock and each index and that all dividends were reinvested. On July 31, 2000 the Company spun off its Electronics Business as a company named APW Ltd. and this resulted in the Company's stock price decreasing from approximately $39.8125 (combined price as of spin-off) to $3.062 for Applied Power Inc. after the spin-off.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                 AMONG APPLIED POWER INC., THE S & P 500 INDEX
                AND THE S & P MANUFACTURING (DIVERSIFIED) INDEX

                                [LOGO OF CHART]

                      --------------------------------------------------------------------------
                           1995         1996         1997         1998         1999         2000
------------------------------------------------------------------------------------------------
  APPLIED POWER            $100         $ 91         $193         $151         $187         $ 30
------------------------------------------------------------------------------------------------
  S&P 500 INDEX             100          119          167          181          252          294
------------------------------------------------------------------------------------------------
  S&P DIV. MFG. INDEX       100          124          176          155          258          262
------------------------------------------------------------------------------------------------

   Performance since the spin-off of APW Ltd. is shown below:

                COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG ACTUANT CORPORATION, THE S&P 500 INDEX
                 AND THE S&P MANUFACTURING (DIVERSIFIED) INDEX
                                    [GRAPH]

                                                     Cumulative Total Return
                                                  ------------------------------
                                                  August 1, 2000 August 31, 2000
                                                  -------------- ---------------
      The Company................................     100.00         136.22
      S&P 500....................................     100.00         106.21
      S&P Manufacturing (Diversified)............     100.00         106.09

                                  PROPOSAL 2

              APPROVAL OF THE ACTUANT CORPORATION 2001 STOCK PLAN

   Shareholders of the Company are also being asked to approve the Actuant Corporation 2001 Stock Plan. On August 9, 2000, subject to shareholder approval, the board of directors adopted the plan. The plan is intended to provide certain key employees of the Company an increased identification with the shareholders of the Company by offering increased stock ownership. Except for the August 2000 grant of 295,000 options to Mr. Arzbaecher conditioned upon shareholder approval, no options have yet been granted under the plan, nor is it anticipated that any such options or other rights will be granted prior to shareholder approval. A copy of the plan is attached hereto as Exhibit B. The following summary of the material features of the plan is qualified in its entirety by reference to the complete text of the plan.

   The affirmative vote of holders of a majority of the shares cast at the Annual Meeting, in person or by proxy, will be required for the approval of the plan, provided the total vote cast on the plan represents over 50% of the shares entitled to vote.

   The board of directors unanimously recommends that you vote FOR approval of the plan.

Actuant Corporation 2001 Stock Plan

   Under the plan, incentive stock options, nonqualified stock options and restricted stock (each, an "Award") may be granted to any regular salaried employee of the Company or a subsidiary of the Company. This includes employees who are members of the board of directors, but excludes directors who are not employees of the Company or any of its subsidiaries. Such eligible participants, who may be all employees in the plan, shall be referred to as "Eligible Employees."

   The total number of shares of common stock available for issuance under the plan may not exceed two million (2,000,000) shares, although no Eligible Employee may be granted an Award or Awards covering more than five hundred thousand (500,000) shares of common stock in any calendar year. These stock thresholds are subject to adjustment in the event of a stock split, stock distribution or other capital event, as described in the plan and are prior to the reverse stock split. If the reverse stock split is approved, 400,000 shares will be available for issuance under the plan.

   The plan will be administered by the Compensation Committee of the board of directors (the "Committee"). The Committee shall be constituted so as to permit the plan to comply with the provisions of Section 162(m) of the Code and to afford plan participants an exemption for plan transactions pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will be empowered to adopt such rules, regulations and procedures and take such other action as it deems necessary or proper for administration of the plan, including any modification, extension or renewal of any option granted thereunder. The Committee will have the authority to interpret the provisions of the plan, which interpretations shall be final and conclusive. Specifically, the Committee will be empowered, subject to any contrary provisions of the plan, to designate the persons to whom Awards shall be granted, to grant Awards in such form and amount as the Committee shall determine, to impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and to waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

Stock Options

   Stock Options ("Options") may be granted to Eligible Employees at any time as determined by the Committee (subject to the volume limitation set forth above). Options granted under the plan may be either "Incentive Stock Options" under Section 422 of the Code or Options that are not intended to qualify as Incentive Stock Options ("Nonqualified Stock Options"). Each Option will be evidenced by an agreement between the Company and the grantee which will contain the terms and conditions required by the plan and such other terms and conditions not inconsistent therewith as the Committee may deem appropriate.

   The exercise price of an Option granted under the plan will be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value (as defined in the plan) of the common stock when the Option is granted; and provided further that the Committee may only grant a Nonqualified Stock Option with an exercise price of less than 100% of the Fair Market Value of the common stock on the condition that the grantee makes a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value and the option price (i.e., the sum of the cash payment and the exercise price must be equal to or in excess of the Fair Market Value of the common stock on the date of grant).

   For purposes of the plan, an Option will be considered as having been granted on the date on which the Committee authorizes its grant (unless the Committee has designated a later grant date). Options granted under the plan may be exercisable at such times and subject to such restrictions and conditions as the Committee in each instance approves, but no Option may be exercisable prior to shareholder approval of the plan. Furthermore, the period of exercisability of an Incentive Stock Option may not exceed 10 years from the date the Option is granted and no Option may be treated as an Incentive Stock Option unless the grantee exercises the Option while employed by the Company (or a subsidiary) or within three months after termination of employment, unless such termination is caused by death or disability, in which case the optionee has one year after such termination within which to exercise.

   An Option may be exercised in whole or in part from time to time as specified in the Option agreement by the grantee giving a written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash, (ii) by check, (iii) with the approval of the Committee, through delivery of shares of common stock which have been beneficially owned by the grantee, the grantee's spouse or both of them for a period of at least six months prior to the exercise ("Delivered Stock"), or
(iv) through a combination of cash and Delivered Stock. Delivered Stock is valued at its Fair Market Value as of the date of the exercise. The holder of an Option shall not have any rights as a shareholder with respect to the shares subject to the Option until certificates evidencing such shares are delivered to him or her.

   Special provisions are contained in the plan covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Committee may, subject to the approval of the board of directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of common stock covered by the Option, or (ii) cancel the Option and provide for a payment to the optionee of an amount equal to the cash value of the Option (determined in accordance with the provisions of the plan). In addition, the plan permits Options to be granted to new Eligible Employees who become such as a result of the Company's acquisition of property or stock from an unrelated corporation in substitution for options granted to such Eligible Employees by their former employer.

Restricted Stock

   The Committee, at any time, may grant Awards of restricted stock under the plan; provided, however, that no more than 150,000 shares of restricted stock may be granted in the aggregate during any calendar year. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of various restricted stock Awards need not be identical; provided, however, that such restricted stock Awards shall be subject to the following terms and conditions: (i) until all applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares of restricted stock; (ii) the grantee shall have all of the rights of a shareholder of the Company with respect to the shares of restricted stock (including the right to vote the shares and the right to receive any cash dividends); (iii) unless otherwise provided in the applicable restricted stock agreement or pursuant to (iv) below, all shares of restricted stock shall be forfeited by the grantee upon termination of employment; (iv) in the event of a hardship or other special circumstances under which a grantee's employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions attendant to shares of restricted stock held by such grantee; (v) upon the lapse of all applicable restrictions, unlegended certificates for such shares shall be delivered to the grantee; and (vi) each Award shall be subject to the terms of a restricted stock agreement. All grantees of restricted stock shall be issued a certificate in respect of such shares, registered in such grantee's name and bearing an appropriate legend. In its discretion, the Committee may require that the certificates evidencing such shares of restricted stock be held in custody by the Company until the restrictions thereon have lapsed.

Term of Plan

   The plan will terminate 10 years after its effective date, except as to Awards then outstanding, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The board of directors may also amend, modify, suspend or terminate the plan from time to time; provided, however, that no such action can be taken without shareholder approval if required by applicable law.

General Terms

   The Company may require, as a condition to the exercise of an Option or the issuance of an unrestricted stock certificate, that the grantee concurrently pay to the Company any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions. Such payment may be made either in cash, by check, or, at the discretion of the Committee, and subject to all applicable rules and regulations, through shares of Delivered Stock or shares of stock withheld from the Award having a Fair Market Value equal to the amount of the tax obligation. No Award granted under the plan shall be transferable by a grantee other than by will or the laws of descent and distribution; provided, however, that the Committee, in its discretion but in accordance with Internal Revenue Service guidance, may grant Nonqualified Stock Options that are transferable, without payment of consideration, to family members of the grantee or to trusts or partnerships for such family members.

Certain Federal Tax Consequences

   The following is a brief summary of the principal federal income tax consequences of Awards under the plan based on applicable provisions of the Code now in effect.

   An Eligible Employee realizes no taxable income at the time an Option is granted under the plan. An Eligible Employee generally realizes no taxable income at the time of an Award of restricted stock, so long as the restricted stock is not vested. Stock is vested for this purpose if it is either transferable or is not subject to a substantial risk of forfeiture.

   With regard to Incentive Stock Options, no income is recognized by an Eligible Employee upon transfer to him of shares pursuant to his exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the Eligible Employee must make no disposition of the shares so received before he has held such shares for at least one year and at least two years have passed since he was granted the Option. Assuming compliance with this and other applicable tax provisions, an Eligible Employee will realize long-term capital gain or loss when he disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If an Eligible Employee disposes of shares acquired by exercise of an Incentive Stock Option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent the lesser of (a) the Fair Market Value of the shares on the date the Option was exercised, or (b) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of the Fair Market Value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. For purposes of the alternative minimum tax, the Eligible Employee shall recognize income upon the transfer of shares to him pursuant to the exercise of an Incentive Stock Option in an amount equal to the difference between the Fair Market Value of the shares at the time of exercise and the exercise price.

   With regard to Nonqualified Stock Options, ordinary income generally is realized by the Eligible Employee at the time of the exercise of an Option. The amount of income is generally equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise. When an Eligible Employee disposes of shares acquired upon the exercise of a Nonqualified Stock Option, any amount received in excess of the Fair Market Value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

   With regard to restricted stock, ordinary income is generally recognized by an Eligible Employee at the time that such restricted stock vests. The amount of income is generally equal to the excess of the Fair Market Value of the shares at the time of vesting over the purchase price for such shares, if any. When an Eligible Employee disposes of restricted stock, any amount received in excess of the Fair Market Value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the Fair Market Value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on restricted stock which has not vested and which has not been the subject of an election under Section 83(b) of the Code are treated as compensation income. Section 83(b) of the Code permits the Eligible Employee to elect, not more than 30 days after the date of grant of the restricted stock, to include as ordinary income the difference between the Fair Market Value of the restricted stock on the date of grant and the purchase price of the restricted stock, if any.

   No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of any Incentive Stock Option. At the time of a disqualifying disposition by an Eligible Employee, the Company will be entitled to a deduction for the amount taxable to the Eligible Employee as ordinary income. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible Employee is considered to have realized ordinary income in connection with the exercise of a Nonqualified Stock Option and the grant of restricted stock, assuming compliance with Section 162(m) of the Code.

                                  PROPOSAL 3

 APPROVAL OF THE ACTUANT CORPORATION 2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN

   Shareholders of the Company are being asked to approve the Actuant Corporation 2001 Outside Directors' Stock Option Plan. On August 8, 2000, subject to shareholder approval, the board of directors adopted the plan. The plan is intended to provide outside directors with incentive to promote the growth and development of the Company. No options have yet been granted under the plan, nor is it anticipated that any such options or other rights will be granted prior to shareholder approval. A copy of the plan is attached hereto as Exhibit C. Descriptions of certain provisions of the plan are qualified in their entirety by reference to the complete text of the plan.

   The affirmative vote of holders of a majority of the shares cast at the Annual Meeting, in person or by proxy, will be required for the approval of the plan, provided the total vote cast on the plan represents over 50% of the shares entitled to vote.

   The board of directors unanimously recommends that you vote FOR approval of the plan.

   The purpose of the plan is to promote the growth and development of the Company by providing increased incentives to the outside directors of the Company. The Company currently has six outside directors eligible to participate in the plan. The plan will be administered by the Compensation Committee of the board of directors (the "Committee"). The Committee will be constituted so as to permit the plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934.

   The plan provides for the granting of nonqualified stock options to outside directors of the Company. In addition, the plan provides that Company directors who were previously directors of the Company and who were granted options to purchase Company common stock will be granted substitute options to purchase common stock of the Company under this plan on terms which are economically consistent with the prior Company stock options. The aggregate number of shares of common stock which may be issued pursuant to options granted under the plan, including shares that may be issued upon exercise of substitute stock options, is 350,000. This number is subject to adjustment in the event of a stock split, stock distribution or other capital event, as described in the plan and is before the reverse stock split. If the reverse stock split is approved, 70,000 shares will be available for issuance under the plan.

   The plan provides that an option to purchase 15,000 shares of the Company's common stock will be automatically granted to each person then serving as an outside director at the first meeting of the board of directors following each Annual Meeting of shareholders. Each option granted under the plan is evidenced by a stock option agreement between the Company and the outside director. The agreement will contain the terms and conditions required by the plan, along with any other terms or conditions that the Committee may deem appropriate.

   The exercise price at which shares may be purchased pursuant to an option is 100% of the Fair Market Value (as defined in the plan) of the Company's common stock on the date the option is granted. The option exercise price must be paid in full at the time of exercise. Such payment may be made either in cash, check or by the delivery of shares of common stock which the outside director, or his spouse, has owned for at least six months prior to the time of exercise ("Delivered Stock"), or a combination of cash and Delivered Stock.

   An option granted pursuant to the plan may be exercised, in whole or in part, any time during the period beginning 11 months after the date of grant and ending upon the earlier of ten (10) years from the date of grant, or two
(2) years from the date the director ceases to be a director.

   Options granted under the plan may not be transferred or assigned except by will or the laws of descent and distribution and, during the grantee's lifetime may be exercised only by the grantee; however, the Committee, in its discretion, may grant options that are transferrable to family members.

   The plan is effective August 8, 2000, subject to shareholder approval. It provides that options may be granted any time prior to August 8, 2010. On that date, the plan will expire, except as to options then outstanding, which will remain in effect until they have been exercised, expired or otherwise terminated. The plan may be terminated at any time by the board of directors. The board of directors may also amend the plan from time to time, but shareholder approval is required in the event of certain material changes. The above amounts are prior to the reverse stock split.

Certain Federal Income Tax Consequences

   The following is a brief summary of the principal federal income tax consequences of the nonqualified stock options under the plan, based on applicable provisions of the Code now in effect.

   An optionee will not recognize taxable income at the time the option is granted. Upon exercise of the option, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise. The amount of such difference will usually be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an option, the optionee will recognize a capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

                                  PROPOSAL 4

  APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S
                                     NAME

   The board of directors has approved and is hereby soliciting shareholder approval of an amendment (the "Name Change Amendment") to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Actuant Corporation. The Name Change Amendment is attached as Exhibit D to this Proxy Statement. The board of directors believes that it is in the best interests of the Company to change the name from Applied Power Inc. to Actuant Corporation to avoid misunderstandings as to its business.

   The proposed change in the name of the Company is desirable, among other things, to disassociate the Company with the recently spun off segment of the Company, APW Ltd. The Company applied to the New York Stock Exchange to change its trading symbol to "ATU." Effective as of July 24, 2000, the New York Stock Exchange approved the trading symbol change and Applied Power Inc. stock has since been trading under the symbol "ATU."

   Adoption of the Name Change Amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of common stock. If it is adopted, the Name Change Amendment will become effective as soon after the meeting as practicable upon the filing of Articles of Amendment to the Articles of Incorporation with the Wisconsin Department of Financial Institutions.

   The board of directors unanimously recommends that shareholders vote FOR this proposal to adopt the Articles of Amendment to change the Company's name to Actuant Corporation.

                                  PROPOSAL 5

 APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK
                                     SPLIT

   The board of directors has approved and hereby is soliciting shareholder approval of an amendment to the Company's Articles of Incorporation in the form set forth in Exhibit E to the Proxy Statement (the "Amendment") pursuant to which each five (5) shares of the issued and outstanding shares of the common stock of the Company ("Old Common Stock") shall be converted into one
(1) issued and outstanding share of common stock of the Company (the "New Common Stock"). If approved by the Company's shareholders, this five-for-one reverse stock split (the "Reverse Split") will become effective upon filing Articles of Amendment to the Company's Articles of Incorporation with the Wisconsin Department of Financial Institutions (the "Effective Date"). Adoption requires the affirmative vote of two-thirds of the outstanding shares of common stock.

   In order to effect the Reverse Split, the shareholders of the Company are being asked to adopt the Amendment because the board of directors believes that the Reverse Split is in the best interests of both the Company and its shareholders. The board of directors is recommending that shareholders approve the Reverse Split in hopes that it will broaden the market for the Company's common stock. The board of directors, however, reserves the right, notwithstanding shareholder approval and without further actions by the shareholders, to decide not to proceed with the Reverse Split if at any time prior to the Amendment's effectiveness, it determines in its sole discretion, that the Reverse Split is no longer in the best interests of the Company or its shareholders. The board of directors may make any and all changes to the Amendment that it deems necessary in order to file the Amendment with the Wisconsin Department of Financial Institutions and give effect to the Reverse Split.

Effects of Reverse Stock Split

   The Articles of Incorporation authorize 80,000,000 shares of common stock with a par value of $.20 per share, of which 39,642,501 shares are issued and outstanding as of November 22, 2000. If effected, the Reverse Split would reduce the number of outstanding shares of Old Common Stock from 39,642,501 to approximately 7,928,500 shares of New Common Stock as of the Effective Date and the number authorized will be reduced to 16,000,000. (The foregoing assumes no issuance or repurchases of common stock between the record date and the Effective Date). Thus, the Reverse Split would decrease the number of authorized shares available for issuance. While no transactions are currently contemplated, the availability of authorized shares makes it possible to consummate potential transactions, including public and private offerings and acquisitions, without the cost and delays that could result if the board of directors were required to obtain shareholder authorization for additional shares in the context of a particular transaction.

   The Reverse Split would not affect any shareholder's proportionate equity interest or proportional voting power in the Company. Options to purchase common stock will be affected by the Reverse Split by a five-for-one reduction.

   Under the Wisconsin Business Corporation Law, shareholders are not entitled to dissenter's rights with respect to this proposed Amendment and the Company will not independently provide the shareholders with such a right.

Mechanics of the Proposed Reverse Stock Split

   If the Reverse Split is approved by the requisite vote of the Company's shareholders and the board of directors does not thereafter elect to abandon the Reverse Split as described above, the Amendment will be filed with the Wisconsin Department of Financial Institutions. The Reverse Split will be effective on the date of such filing. Upon filing the Amendment, every five
(5) issued and outstanding shares of the Old Common Stock will, immediately following filing of the Amendment, be automatically and without any action on the part of the shareholders, converted into and reconstituted as one (1) share of New Common Stock.

   As soon as practicable after the Effective Date, the Company will mail or cause to be mailed, a letter of transmittal to each shareholder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for surrender to the Company's transfer agent of the certificates representing the Old Common Stock in exchange for the certificates representing the appropriate number of shares of the New Common Stock. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO THE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY. Until this exchange is completed, the shareholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each shareholder is entitled as a result of the Reverse Split.

   No scrip or fractional share certificates will be issued in connection with the Reverse Split. In lieu of the issuance of fractional shares of common stock, the Company will issue a check equal to the amount received by the Company from the sale of fractional interests.

Federal Income Tax Consequences of the Proposed Reverse Stock Split

   The following briefly summarizes our understanding of the principal federal income tax consequences of the Reverse Split based upon the applicable provisions of the Code in effect on the date of this Proxy Statement. This summary is subject to change in the event of a change in either the Code or its interpretations. Shareholders are advised to consult their own tax advisors as to the personal effects of the Reverse Split, including the effects under state income tax or other tax laws which may be applicable.

   The Company believes that the Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its shareholders in connection with the Reverse Split. Shareholders of the Company who exchange their Old Common Stock for New Common Stock will recognize no gain or loss for federal income tax purposes. A shareholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will the be the same as his, her or its aggregate tax basis in the Old Common Stock. The holding period of the New Common Stock received by the shareholders will include the shareholder's holding period of shares of Old Common Stock, provided that the shares of Old Common Stock were held as a capital asset on the date of the exchange.

Accounting Effects of the Reverse Stock Split

   Following the Effective Date, the par value of the Company's common stock will remain at $.20 per share. As a result, the Company's stated capital will be reduced and the Company's capital in excess of par value (paid-in-capital) will increase accordingly. Shareholder's equity will remain unchanged.

   The board of directors unanimously recommends that shareholders vote FOR this proposal to authorize the reverse stock split.

                                  PROPOSAL 6

                         VOTE ON SHAREHOLDER PROPOSAL

   John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who as of April 4, 2000 owned 85 shares, has given notice that he intends to present the following resolution at the meeting for the reasons stated:

                                 POISON PILLS
                 RECOMMEND SHAREHOLDERS HAVE THE RIGHT TO VOTE

   Recommend the Company shall not adopt or maintain any poison pill, euphemistically called a rights plan, share purchase rights plan or similar agreement, designed to block, the acquisition of stock in excess of a specified threshold:

   Unless such plan or agreement has previously been approved by a majority of the outstanding shares of stock at a general or special meeting of shareholders.

   Recommend the Company shall redeem or terminate any such plan or agreement. Recommend this Resolution not be amended, modified or repealed, except by a shareholder vote as a separate issue. If any part of this resolution is determined by the Securities and Exchange Commission as not in conformity with state law, that part is not part of the resolution.

SUPPORTING STATEMENT:

Why submit Applied Power's poison pill to a confidential shareholder vote?

  . The poison pill is an anti-takeover device, which injure shareholders by reducing management accountability and adversely affect shareholder value.

  . Poison pills are a major shift of shareholders rights from shareholders to management. They give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.

    Nell Minow and Robert Monks in their book
    POWER AND ACCOUNTABILITY

  . Given the substantial power that poison pills shift from shareholders to management, and the potential this holds for reducing management accountability, shareholders should have the opportunity to vote on this significant corporate issue.

  . Rights plans such as Applied Power's are increasingly unpopular.
    Shareholders proposals seeking to redeem poison pills or subject plans to shareholder vote achieved 56% approval from shareholders.

    Investor Responsibility Research Center's Corporate Governance Bulletin, April-June 1998

  . The Council of Institutional Investors (http://www.cii.org/ and http://www.cii.org/ciicentral/policies.htm)--an organization of large pension plans--calls for shareholder approval of all poison pills in its Shareholder Bill of Rights.

  . Institutional investors own 76% of Applied Power stock.

  . Harvard University Professor John Pound's study found a link between high corporate performance and the absence of poison pills.

   What issues highlight concern about Applied Power's performance:

  . Applied Power takes $52 million charge due in part to its recent acquisition of Zero Corp.

    Business Journal Serving Greater Milwaukee, October 2, 1998

  . Minus -55% earning drop in 1998.

  . Price-to-Earnings ratio: 52 to one.

    Source: Standard & Poors, May 8, 1999

  . Applied Power stock price bearish since Feb. 1997.

    Standard & Poors, May 8, 1999

  . Applied Power financed its recent acquisitions largely through debt, which may have added a degree of price volatility to its stock.

    Value Line, May 7, 1999

  . Management dismissed Deloitte and Touche as auditors. However, management failed the typical corporate practice of asking shareholders to approve the new auditors.

                   To increase shareholder value and rights:
                                 POISON PILLS
                 RECOMMEND SHAREHOLDERS HAVE THE RIGHT TO VOTE
                                   YES ON 6

THE COMPANY'S RESPONSE AND STATEMENT IN OPPOSITION:

   The board of directors believes that Proposal 6 is not in the best interest of the Company or you, our shareholders, and unanimously recommends that you vote against it, because the Company does not currently have and is not currently recommending a shareholder rights plan.

   However, the Company does not wish to impede its ability to adopt a plan in the future if the board of directors believes it is prudent to do so, for there is substantial empirical evidence that a shareholder rights plan may better position a board of directors to achieve the best result for all shareholders in the event there is a bid for the Company. In fact, a 1997 study of 319 merger and acquisition transactions completed between 1992 and 1996, by Georgeson & Company, Inc. found the following:

  . premiums paid to acquire companies with shareholder rights plan averaged
    8 percentage points higher than premiums for companies without such plans;

  . the presence of shareholder rights plans contributed an estimated additional $13 billion in shareholder value in the merger and acquisition transactions studied, and shareholders of acquired companies without shareholder rights plans sacrificed an estimated $14.5 billion in potential premiums;

  . the presence of a shareholder rights plan did not increase the likelihood of the withdrawal of a friendly bid nor the defeat of a hostile bid; and

  . shareholder rights plans did not reduce the likelihood of a company becoming a takeover target (in fact, companies with shareholder rights plans had a slightly higher takeover rate than companies without plans).

   Even if adopted, a shareholder rights plan is not intended to preclude any potential takeover proposal that the board of directors determines, in the exercise of its fiduciary duties, is in the best interest of the Company's shareholders.

   Your board of directors is an independent board elected by the shareholders, with a majority of its members being outside directors who are not employed by the Company. If presented with an unsolicited bid for the Company, these outside directors must act in a manner that is independent of management and sensitive to the fiduciary duties under Wisconsin law to represent shareholders when evaluating the merits of an acquisition proposal. A shareholder rights plan is a tool that over 2,000 other public companies have adopted.

   The board of directors unanimously recommends that you vote AGAINST the proposal. Proxies solicited by the board of directors will be voted against this proposal unless otherwise specified by you in your proxy.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and persons who beneficially own 10% or more of the common stock are required to report their initial ownership of common stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 2000. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2000.

Independent Public Accountants

   The Company has retained PricewaterhouseCoopers LLP as its accountants.

   The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions and make a statement if desired.

Shareholder Proposals

   Shareholder proposals must be received by the Company no later than August 3, 2001 in order to be considered for inclusion in the Company's annual meeting proxy statement next year. Shareholder proposals not intended to be included in the Company's annual meeting proxy statement next year must be received by the Company no later than October 18, 2001 to be considered timely.

Additional Matters

   A shareholder has requested that the agenda for the Annual Meeting include the following proposals: (1) shareholders have the opportunity to vote on auditors at the 2001 and subsequent annual meetings; (2) the board be required to have at least 9 directors; (3) that the 2001 and subsequent proxy statements list all the outside directorships, including non-profit organizations, held by each director; (4) that confidential voting be allowed at the 2001 and subsequent annual meetings; and (5) that the annual meeting start between the hours of 10:00 am and 3:00 pm and not at 8:00 am. In the event that the shareholder properly presents such proposals at the Annual Meeting, it is intended that proxies will be voted with discretionary authority against such proposals.

   Other than the proposals and matters described herein, management is not aware of any matters which will be presented for action at the Annual Meeting. If other matters do come before the Annual Meeting, including any matter as to which the Company did not receive notice by October 26, 2000 and any shareholder proposal omitted from this Proxy Statement pursuant to applicable rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred thereby.

                                          By Order of the Board of Directors,

                                          Anthony W. Asmuth III
                                          Secretary

Milwaukee, Wisconsin
December 1, 2000

   It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, date, sign and return their proxies as soon as possible.

   A copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, as filed with the Securities and Exchange Commission, has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to Andrew Lampereur, Senior Vice President and Chief Financial Officer, Applied Power Inc., P.O. Box 325, Milwaukee, Wisconsin 53201.

                                                                      EXHIBIT A

                              APPLIED POWER INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

   The main function of the Audit Committee is to assist the Company's Board of Directors ("Board") in fulfilling its oversight responsibilities by: (i) reviewing the financial reports and other financial information provided by the Company to its constituencies, (ii) monitoring the Company's systems of internal financial and accounting controls, and (iii) monitoring and providing oversight to the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should strive to foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent auditors, providing for the independent auditors to account to the Board through the Audit Committee.

  . Create an open avenue of communication among the independent auditors, financial and senior management, and the Board.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below.

II. COMPOSITION AND GOVERNANCE ISSUES

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be outside directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be deemed independent if he or she is: (1) employed by the Company or any affiliate of the Company within the past five years; (2) currently compensated by the Company or any affiliate of the Company, other than compensation for board service or benefits under retirement plans; (3) a member of the immediate family of any person who, within the past five years, has been an executive officer of the Company or any affiliate of the Company;
(4) a partner in, or controlling shareholder or executive officer of, a company which has made or received significant payments to or from the Company within the past five years; and (5) an executive officer of another company, where any of the Company's executives serves on the other company's compensation committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be annually elected by the Board at a meeting of the Board and shall maintain such positions until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least twice annually and more frequently as circumstances dictate. As part of its commitment to open communication, the Committee should meet as needed, and at least annually, with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. ROLES AND RESPONSIBILITIES

   A. Internal Control

  . Evaluate whether management is properly and adequately emphasizing the importance of internal control measures throughout the organization.

  . Inquire of the independent auditors about fraud, illegal acts, deficiencies in internal control, and other matters effecting internal controls within the Company.

  . Focus on the extent to which the Company and its external auditors or other designees review the effectiveness and security of the Company's computer systems and applications, and the need for and adequacy of contingency plans for processing financial information in the event of a systems failure; and

  . Ascertain whether internal control recommendations made by the accounting department and external auditors have been implemented by management.

   B. Financial Reporting

  1. General

    . Review significant accounting and reporting issues, including issued and pending professional and regulatory pronouncements, and understand their impact, or potential impact, on the Company's financial statements and operations; and

    . Inquire of management and the external auditors as to the existence of any significant financial, accounting or reporting risks or exposures and the Company's plans to address such risks. Seek the auditor's judgment about the quality of the Company's accounting and reporting practices, including the clarity and accuracy of the Company's financial disclosures and the degree of aggressiveness or conservatism of the Company's accounting policies and underlying estimates.

  2. Annual Financial Reports

    . Review the annual financial statements and determine whether they are complete and consistent with information known to Committee members, and assess through inquiry whether the financial statements reflect appropriate accounting principles;

    . Review all complex and/or unusual transactions such as restructuring charges and derivative disclosures which are material to the Company's financial statements;

    . Understand the basis for the Company's accounting in material, judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; warranty, product, and environmental liabilities; litigation reserves; and other commitments and contingencies;

    . Meet with management and the external auditors to review the financial statements and the results of the audit; and

    . Consider management's handling of proposed audit adjustments identified by the external auditors.

  3. Interim Financial Statements

    . Gain an understanding as to how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

    . Management and PricewaterhouseCoopers shall review the quarterly financial results with the Chairman of the Audit Committee before such results are released, and the Chairman may call a meeting, either telephonically or in person, of the Audit Committee to review the interim financial results if he believes such a meeting is desirable for any reason.

   C. Review of Compliance

  . If applicable, review the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

  . Be satisfied that compliance matters have been considered in the preparation of the financial statements; and

  . Review the findings of any examinations or reviews by regulatory agencies such as the Securities and Exchange Commission.

   D. External Audit

  . Review the external auditors' proposed audit scope and approach;

  . Review and approve audit fees to the external auditors;

  . Review and confirm the independence of the external auditors by reviewing a statement to be provided by the external auditors on the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards; and

  . Review the performance of the external auditors and recommend to the Board the appointment or discharge of the external auditors.

   E. Other Responsibilities

  . Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

  . Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements;

  . If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  . Perform other oversight functions as requested by the full Board; and

  . Review and reassess the adequacy of the charter on an annual basis and receive approval of changes from the Board.

   F. Reporting Responsibilities

  . Regularly update the Company's Board about Committee activities and make appropriate recommendations.

                                                                      EXHIBIT B

                              ACTUANT CORPORATION
                                2001 STOCK PLAN

I. INTRODUCTION

   1.01 Purpose. This plan shall be known as the Actuant Corporation 2001 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide incentive for key employees of Actuant Corporation and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees.

   1.02 Effective Date. The effective date of the Plan shall be August 9, 2000, subject to approval of the Plan by the Company's shareholders. Any Award granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II. PLAN DEFINITIONS

   2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a) "Award" shall mean the grant of any form of stock option or restricted stock.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

     (e) "Company" shall mean Applied Power Inc., d/b/a Actuant Corporation, or any entity that is a successor to the Company.

     (f) "Company Stock" shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to
  Section 3.02.

     (g) "Eligible Employee" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01.

     (h) "Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

     (i) "Grantee" shall mean any person who has been granted an Award, under the Plan.

     (j) "Option Period" shall mean the period of time provided pursuant to
  Section 6.04 within which a stock option may be exercised.

     (k) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III. SHARES SUBJECT TO OPTION

   3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan shall in the aggregate not exceed two million (2,000,000) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.

   3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. ADMINISTRATION

   4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

   4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Employees who are foreign nationals or employed outside of the United States.

   Subject to the provisions of the Plan, the Committee shall have full and final authority to:

     (a) designate the persons to whom Awards shall be granted;

     (b) grant Awards in such form and amount as the Committee shall determine;

     (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, and

     (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

V. PARTICIPATION

   5.01 Eligibility. Key employees of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee may be granted an Award or Awards covering more than five hundred thousand (500,000) shares of Company Stock in any calendar year. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee.

   5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI. STOCK OPTIONS

   6.01 General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

   6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an option price of less than 100% of the Fair Market Value of the Company Stock on the condition that the Grantee make a cash payment to the Company on the date of grant of at least the difference between the Fair Market Value of the Company Stock and the option price (i.e., the sum of the cash payment and the option price must be equal to or in excess of the Fair Market Value of the Company Stock on the date of grant). Employees who own, directly or indirectly, within the meaning of Code 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

   6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

   6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

     (a) No option granted under this Plan may be exercised prior to shareholder approval of the Plan,

     (b) No Option Period for an incentive stock option may exceed ten (10) years from the date the option is granted, and

     (c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

   6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

   6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

   6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause
(a) or (b) below:

     (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

      (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

   6.08 Substitute Options. Notwithstanding the provisions of Sections 6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Employees on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with
Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.

   6.09 Deferral of Stock Option Gain. The Committee may permit, in its discretion, an optionee who exercises a stock option to defer the taxable income attributable to such exercise. In the event the Committee elects to permit such deferrals, the Committee shall identify the optionees to whom such deferral elections shall be made available and establish procedures for implementing such deferrals. An optionee who defers a stock option gain under this Plan or any other Company stock option plan shall be credited with deemed dividends under this Plan on such terms as the Committee shall prescribe. All deferrals which are permitted under this section and all deemed dividends shall be distributed in Actuant Corporation common stock.

VII. RESTRICTED STOCK

   7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 150,000 shares of restricted stock may be granted in any calendar year. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

   7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Actuant Corporation Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Actuant Corporation."

   The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

   7.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

     (a) Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

     (b) The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

     (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment for any reason.

     (d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee's shares of restricted stock.

     (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

     (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

   VIII. WITHHOLDING TAXES.

   8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

   8.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

   8.03 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX. GENERAL

   9.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

   9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

   9.03 Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

   9.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award.

   9.05 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                                                      EXHIBIT C

                           ACTUANT CORPORATION 2001
                     OUTSIDE DIRECTORS' STOCK OPTION PLAN

I. INTRODUCTION

   1.01 Purpose. This plan shall be known as the Actuant Corporation 2001 Outside Directors' Stock Option Plan (the "Plan"). The purpose of this Plan is to promote the growth and development of the Company by providing increased incentives for directors. This Plan provides for the granting of non-qualified stock options.

   1.02 Effective Date. The effective date of the Plan shall be August 8, 2000, subject to approval of the Plan by the Company's shareholders. Options granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II. PLAN DEFINITIONS

   2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a)"Board" shall mean the Board of Directors of the Company.

     (b)"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (c)"Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

     (d)"Company" shall mean Applied Power Inc., d/b/a Actuant Corporation, or any entity that is a successor to the Company.

     (e)"Company Stock" shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

     (f)"Fair Market Value" on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported in the Wall Street Journal (Midwest Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, "Fair Market Value" shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Midwest Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

     (g)"Optionee" shall mean any person who has been granted an option under the Plan.

     (h)"Outside Director" shall mean a director of the Company who is not also an employee of the Company.

III. SHARES SUBJECT TO OPTION

   3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan shall in the aggregate not exceed three hundred fifty thousand (350,000) shares. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan shall again become available for the granting of options.

   3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. ADMINISTRATION

   4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule).

   4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

   Subject to the provisions of the Plan, the Committee shall have full and final authority to:

     (a) designate the persons to whom options shall be granted;

     (b) grant options in such form and amount as the Committee shall determine;

     (c) impose such limitations, restrictions and conditions upon any such option as the Committee shall deem appropriate, and

     (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such option as the Committee shall deem appropriate.

V. STOCK OPTIONS

   5.01 General. Each year, upon the first meeting of the Company's Board of Directors following the Company's annual meeting of shareholders, each person then serving the Company as an Outside Director at that time shall automatically be granted an option to purchase fifteen thousand (15,000) shares, subject to adjustment under Section 3.02 hereof or as may be reduced by the Board. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.

   5.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

   5.03 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that unless otherwise determined by the Committee:

     (a) Options will vest eleven (11) months after grant.

     (b) If the option is not earlier exercised or terminated, all rights to exercise an option shall expire ten (10) years from the date the option was granted.

     (c) Upon termination of service as a director of the Company for any reason other than death, after the director shall have continuously so served for eleven (11) months after the date of option grant, the director may, at any time within two (2) years after the date of such termination, but in no event later than the date of expiration of the option, exercise the option to the extent he or she was entitled to do so on the date of termination.

     (d) If an Optionee dies while serving as a director of the Company, or within two (2) years after termination of such service, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within two (2) years after the date of death, but not later than the date of expiration of the option, exercise the option to the extent the Optionee was entitled to do so on the date of death.

     (e) All options shall become immediately exercisable in full upon a change in control (as determined by the Committee).

   5.04 Method of Exercise. Each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Optionee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Optionee, the Optionee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Optionee shall be under any obligation to exercise any option hereunder. An Optionee shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

   5.05 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause
(a) or (b) below:

     (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

     (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

   5.06 Withholding Taxes. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Optionee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

VI. GENERAL

   6.01 Nontransferability. No option shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant options that are transferable, without payment of consideration, to family members of the Optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding stock options to provide for such transferability.

   6.02 General Restriction. Each option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

   6.03 No Promise of Continued Service as a Director. Nothing in the Plan or in any option granted under the Plan shall confer on any director any right to continue as a director of the Company or affect the right of the Company to terminate his or her service to the Company at any time.

   6.04 Expiration and Termination of the Plan. The Plan will terminate ten
(10) years after the effective date of the Plan, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised, the restrictions have lapsed or the options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan.

   6.05 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the option.

   6.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

               Actuant Corporation Proposed Name Change Amendment

                                                                       EXHIBIT D

   Article 1. Name. The name of the corporation is Actuant Corporation.

          Actuant Corporation Proposed Increase in Authorized Shares

                                                                      EXHIBIT E

   "3.1 Number of Shares and Classes. The aggregate number of shares which the Corporation shall have authority to issue is as follows:

     (a) Class A Common Stock. 80,000,000 shares of Class A Common Stock, having a par value of $.20 per share.

     (b) Class B Common Stock. 7,500,000 shares of Class B Common Stock, having a par value of $.20 per share.

     (c) Cumulative Preferred Stock. 800,000 shares of Cumulative Preferred Stock, having a par value of $1.00 per share.

   Upon the amendment of this Section 3.1, every five (5) issued and outstanding shares of Class A Common Stock, $.20 par value per share (the "Old Common Stock") shall automatically and without action on the part of the shareholders, be converted into and reconstituted as one (1) share of Class A Common Stock, $.20 par value per share (the "New Common Stock"), subject to the treatment of the fractional share interests as described below. Each holder of a certificate or certificates that, immediately prior to this Amendment becoming effective pursuant to the Wisconsin Business Corporation Law (the "Effective Date"), represented outstanding shares of the Old Common Stock (the "Old Certificates") shall be entitled to receive a certificate or certificates for the number of shares of New Common Stock they own by presenting their Old Certificates to the Corporation's transfer agent for cancellation and exchange. No scrip or fractional certificates will be issued. The Corporation shall sell any fractional interests of a shareholder and remit the proceeds from such sale to shareholders that would otherwise receive fractional shares.

                  APPLIED POWER INC. d/d/a ACTUANT CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS--JANUARY 9, 2001
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  ROBERT C. ARZBAECHER and ANDREW G. LAMPEREUR, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Applied Power Inc. d/b/a Actuant Corporation, a Wisconsin corporation, to be held on Tuesday, January 9, 2001, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY
WILL BE VOTED FOR ALL NAMES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 THROUGH 5 AND
                              AGAINST PROPOSAL 6.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
                          (Continued on Reverse Side)

                         (Continued from Reverse Side)
        APPLIED POWER INC. d/b/a ACTUANT CORPORATION 2001 ANNUAL MEETING

1. Election  1-H. RICHARD    5-BRUCE S.      [_] FOR     [_] WITHHOLD
of           CROWTHER        CHELBERG         all         AUTHORITY to
Directors:   2-RICHARD A.    6-WILLIAM P.     nominees    vote for all
             KASHNOW         SOVEY            listed to   nominees
             3-RICHARD G.    7-ROBERT C.      the left    listed to
             SIM             ARZBAECHER       (except     the left.
             4-GUSTAV H.P.                    as
             BOEL                             specified
                                              below).
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right). _____________

    Board Recommends a Vote For     7. In their discretion, upon such
2. Approval of the Actuant             other business as may properly
Corporation 2001 Stock Plan            come before the Meeting or any
 [_] FOR  [_] AGAINST  [_] ABSTAIN     adjournment thereof; all as set
                                       out in the Notice and Proxy
3. Approval of the Actuant             Statement relating to the
 Corporation 2001 Outside              Meeting, receipt of which is
 Directors' Stock Option Plan          hereby acknowledged.
                                    Check appropriate box
                                                 Date _ No. of Shares _
 [_] FOR  [_] AGAINST  [_] ABSTAIN  Indicate changes below:
4. Approval of the Articles of      Address Change? [_] Name
 Amendment to change the name of    Change? [_] [                     ]
 the Company                        SIGNATURE(S) IN BOX
 [_] FOR  [_] AGAINST  [_] ABSTAIN  PLEASE SIGN PERSONALLY AS NAME
                                    APPEARS AT LEFT. When signing as
5. Approval of the Articles of      attorney, executor, administrator,
 Amendment to effect a five-for-    personal representative, trustee
 one reverse stock split            or guardian, give full title as
 [_] FOR  [_] AGAINST  [_] ABSTAIN  such. If signer is a corporation, sign full corporate name by duly
                                    authorized officer. If stock is
                                    held in the name of two or more
                                    persons, all should sign.

  Board Recommends a Vote Against
6. Approval of John Chevedden's
 shareholder proposal concerning
 shareholder rights plan
 [_] FOR  [_] AGAINST  [_] ABSTAIN